Exhibit 10.2

TWELFTH AMENDMENT TO
THE CONNECTICUT WATER COMPANY
EMPLOYEES' RETIREMENT PLAN

(as amended and restated as of January 1, 1997, except as otherwise provided therein)

1.           The following new Section 4.6 is added to the Plan:

4.6           Funding-Based Limits on Benefits and Benefit Accruals.

(a)           Intent.  This provision is included in order to comply with the requirements of Section 436 of the Code and shall be interpreted and administered in accordance with the terms thereof.  This provision applies with respect to the entire Plan including Appendix C and Appendix D.  This provision is effective as of January 1, 2008.

(b)           Limitations on Unpredictable Contingent Event Benefits.

(1)           If a Participant is entitled to an Unpredictable Contingent Event Benefit payable with respect to any event occurring during any Plan Year, such benefit may not be provided if the Adjusted Funding Target Attainment Percentage (AFTAP) for such Plan Year:

(A)           is less than 60 percent, or

(B)           would be less than 60 percent taking into account such occurrence.

(2)           Subparagraph (1) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Section 430 of the Code) equal to:

(A)           in the case of subparagraph (1)(A), the amount of the increase in the funding target of the Plan (under Section 430 of the Code) of the Plan Year attributable to the occurrence referred to in subparagraph (1), and

(B)           in the case of subparagraph (1)(B), the amount sufficient to result in an AFTAP of 60 percent.

(3)           For purposes of this paragraph (b), the term “Unpredictable Contingent Event Benefit” means any benefit payable solely by reason of:

(A)           a plant shutdown (or similar event, as determined by the Secretary of the Treasury), or

(B)           an event other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or occurrence of death or disability.

(c)           Limitations on Plan Amendments Increasing Liability for Benefits.

(1)           No amendment which has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable will take effect during any Plan Year if the AFTAP for such Plan Year is:

(A)           less than 80 percent, or

(B)           would be less than 80 percent taking into account such amendment.

(2)           Subparagraph (1) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year (or if later, the effective date of the amendment), upon payment by the Employer of a contribution (in addition to any minimum required contribution under Section 430 of the Code) equal to:

(A)           in the case of subparagraph (1)(A), the amount of the increase in the funding target of the Plan (under Section 430 of the Code) for the Plan Year attributable to the amendment, and

(B)           in the case of subparagraph (1)(B), the amount sufficient to result in an AFTAP of 80 percent.

(3)           Subparagraph (1) shall not apply to any amendment which provides for an increase in benefits under a formula which is not based on a Participant’s compensation, but only if the rate of such increase is not in excess of the contemporaneous rate of increase in average wages of Participants covered by the amendment.

(d)           Limitations on Accelerated Benefit Distributions.

(1)           If the Plan’s AFTAP for a Plan Year is less than 60 percent, the Plan may not pay any Prohibited Payment after the Valuation Date for the Plan Year.

(2)           During any period that the Employer is a debtor in a case under title 11, United States Code, or similar Federal or State law, the Plan may not pay any Prohibited Payment.  The preceding sentence shall not apply on or after the date on which the enrolled actuary of the Plan certifies that the AFTAP of the Plan is not less than 100 percent.

(3)           (A)           In any case in which the Plan’s AFTAP for a Plan Year is 60 percent or greater but less than 80 percent, the Plan may not pay any Prohibited Payment after the valuation date for the Plan Year to the extent the amount of the payment exceeds the lesser of:

(i)           50 percent of the amount of the payment which could be made without regard to this provision, or

(ii)           the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Section 417(e) of the Code) of the maximum guarantee with respect to the Participant under Section 4022 of the Employee Retirement Income Security Act of 1974.

(B)           One-Time Application:

(i)           Only one payment meeting the requirements of subparagraph (A) may be made with respect to any Participant during any period of consecutive Plan Years to which the limitations under subparagraph (1), (2) or (3) of this paragraph (d) applies.

(ii)           For purposes of this subparagraph, a Participant and any beneficiary on his behalf (including an alternate payee, as defined in Section 414(p)(8) of the Code) shall be treated as one Participant .  If the accrued benefit of a Participant is allocated to such an alternate payee and one or more other persons, the amount under subparagraph (A) shall be allocated among such persons in the same manner as the accrued benefit is allocated unless the qualified domestic relations order provides otherwise.

(4)           This paragraph (d) shall not apply for any Plan Year if the terms of the Plan (as in effect for the period beginning on September 1, 2005, and ending with such Plan Year) provide for no benefit accruals with respect to any Participant during such period.

(5)           For purposes of this paragraph (d), the term “Prohibited Payment” means:

(A)           any payment, in excess of the monthly amount paid under a single life annuity (plus any social security supplements described in the last sentence of Section 411(a)(9) of the Code), to a Participant or beneficiary whose Annuity Starting Date occurs during any period a limitation under subparagraph (1) or (2) is in effect;

(B)           any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; and

(C)           any other payment specified by the Secretary of the Treasury by regulations.

Such terms shall not include the payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(e)           Limitation on Benefit Accruals.

(1)           In any case in which the Plan’s AFTAP for a Plan Year is less than 60 percent, benefit accruals under the Plan shall cease as of the valuation date for the Plan Year.

(2)           Subparagraph (1) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Section 430 of the Code) equal to the amount sufficient to result in an AFTAP of 60 percent.

(f)           The rules relating to contributions required to avoid such benefit limitations which are set forth in Section 436(f) of the Code shall be applied to the extent applicable.

(g)           Presumed Underfunding.

(1)           In any case in which a benefit limitation under paragraphs (b), (c), (d) or (e) of this Section 4.6 has been applied to the Plan with respect to the Plan Year preceding the current Plan Year, the AFTAP of the Plan for the current Plan Year shall be presumed to be equal to the AFTAP of the Plan for the preceding Plan Year until the enrolled actuary of the Plan certifies the actual AFTAP of the Plan for the current Plan Year.

(2)           In any case in which no certification of the AFTAP for the current Plan Year is made with respect to the Plan before the first day of the 10th month of such year, for purposes of paragraph (b), (c), (d) and (e) of this Section 4.6, such first day shall be deemed, for purposes of such paragraph, to be the valuation date of the Plan for the current Plan Year and the Plan’s AFTAP shall be conclusively presumed to be less than 60 percent as of such first day.

(3)           In any case in which:

(A)           a benefit limitation under paragraphs (b), (c), (d) or (e) of this Section 4.6 did not apply to a Plan with respect to the Plan Year preceding the current Plan Year, but the AFTAP of the Plan for such preceding Plan Year was not more than 10 percentage points greater than the percentage which would have caused such paragraph to apply to the Plan with respect to such preceding Plan Year, and

(B)           as of the first day of the 4th month of the current Plan Year, the enrolled actuary of the Plan has not certified the actual AFTAP of the Plan for the current Plan Year, then until the enrolled actuary so certifies, such first day shall be deemed, for purposes of such paragraph, to be the valuation date of the Plan for the current Plan Year and the AFTAP of the Plan as of such first day shall, for purposes of such paragraph, be presumed to be equal to 10 percentage points less than the AFTAP of the Plan for such preceding Plan Year.

(4)           Nothing herein shall preclude the use of range certification during the first nine (9) months of the Plan Year, to the extent permitted under applicable proposed or final Treasury Regulations and in a manner consistent therewith.

(h)           Treatment of Plan as of the Close of Prohibited or Cessation Period.

(1)           Payments and accruals will resume effective as of the day following the close of the period for which any limitation of payment or accrual of benefits under paragraph (d) or (e) applies.

(2)           Nothing in this paragraph (h) shall be construed as affecting the Plan’s treatment of benefits which would have been paid or accrued but for this Section 4.6.

(i)           For purposes of this Section 4.6, the term “Adjusted Funding Target Attainment Percentage” or “AFTAP” shall have the meaning set forth in Section 436(j) of the Code.”

2.           Section 10.2 is amended, effective January 1, 2007, by the deletion of “90” wherever the same shall appear therein and the substitution of “180” in lieu thereof.

3.           The following paragraph is added to Section 10.2 at the end thereof:

“Effective January 1, 2008, the joint and 75% survivor option with the Participant’s Spouse as Contingent Annuitant shall be referred to as the “qualified optional survivor annuity.”  The notification provided to the Participant pursuant to this Section 10.2 shall include information concerning the terms and conditions of the qualified optional survivor annuity.  Effective January 1, 2007, the notification provided to the Participant pursuant to this Section 10.2 who has the right to defer receipt of a distribution shall notify the Participant of the consequences of a failure to defer receipt of such a distribution.”

4.           The following sentence is added to paragraph (b) of Section 10.3 at the end thereof:

“Effective January 1, 2008, the joint and 75% survivor option with the Participant’s Spouse as Contingent Annuitant shall be referred to a the qualified optional survivor annuity.”

5.           Section 10.6 is amended to read as follows:

“10.6           (a)           Direct Rollovers.  This Section 10.6 applies to distributions made under the Plan on or after January 1, 2002.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, and subject to such rules as the Plan Administrator may adopt consistent with the provisions of the Code and regulations thereunder, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)           Definitions.

(1)  Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution on account of hardship; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2)  Eligible retirement plan:  An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution.  For distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.  Effective January 1, 2008, an eligible retirement plan with respect to the direct rollover provisions also includes a Roth IRA, in accordance with the provisions of Section 408A of the Code and Notice 2008-30.

(3)  Distributee:  A distributee includes an employee or former employee.  In addition, the employee's or former employee's surviving Spouse and the employee's or former employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.  Effective January 1, 2007, a distributee also includes the Participant’s non-Spouse designated Beneficiary.  In the case of a non-Spouse designated Beneficiary, the direct rollover may be made only to an individual retirement account or annuity described in Sections 408(a) and (b) of the Code, or effective January 1, 2008, a Roth IRA under Section 408A of the Code and Notice 2008-30 that is established on behalf of the designated Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Section 402(c)(11) of the Code.  Also, in this case, the determination of any required minimum distribution under Section 401(a) (9) of the Code that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A 17 and 18, 2007-5 I.R.B. 395.

(4)  Modification of definition of eligible rollover distribution to include after tax employee contributions.  A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after tax employee contributions which are not includible in gross income.  However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code (or, effective January 1, 2007, a qualified defined benefit plan or an annuity contract described in Section 403(b) of the Code) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(5)  Direct rollover:  A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.”

6.         The following paragraph is added to Section 13.2 at the end thereof:

“The vested percentage of a Participant’s Accrued Benefit, determined as of the later of the date the amendment is adopted or the date it is effective, shall not be reduced by any such amendment.  Furthermore, in no event shall an amendment to the Plan which revises the vesting schedule result in a less liberal vesting schedule (at any point in the schedule) with respect to the Participant’s Accrued Benefit as of the later of the adoption or the effective date of the Amendment.”

7.           The following paragraph is added to Exhibit I at the end thereof:

“Effective for lump sum distributions with annuity starting dates on or after January 1, 2008, the mortality and interest assumptions utilized for purposes of this Exhibit I and Appendix C and D of this Plan shall be the “Applicable Mortality Table” and the “Applicable Interest Rate”, as follows; and, for purposes of Section 415 of the Code and Article XVI hereof, as set forth in the Eleventh Amendment, such terms shall also have the meanings set forth below:

(1)  The “Applicable Mortality Table” shall be the mortality table prescribed by the Secretary of the Treasury pursuant to Section 417(e)(3)(B) of the Code.  This provision is intended to automatically incorporate changes to such table without requirement for Plan amendment.

(2)  The “Applicable Interest Rate” shall be the rates determined in accordance with Section 417(e)(3) of the Code, as amended by the Pension Protection Act, including the transition rules from 2008-2011, for the Lookback Month.  The “Lookback Month” shall be the month of November preceding the “Stability Period” and the “Stability Period” shall be the Plan Year.”

8.              The following paragraph (e) is added to the definition of “Actuarial Equivalent” in Article II of Appendix C:

“(e)  Effective for lump sum distributions with annuity starting dates on or after January 1, 2008, the mortality and interest assumptions utilized shall be the Applicable Mortality Table and the Applicable Interest Rate as set forth in Exhibit I, as amended by this Twelfth Amendment.”

9.              The following sentence is added to Section 5.1 as Appendix C at the end thereof:

“Effective January 1, 2008, for purposes of this Appendix C only, the joint and 50% survivor annuity with the Participant’s surviving spouse as contingent annuitant is referred to as the qualified optional survivor annuity.”

10.              The following sentence is added to paragraph (a) of Section 2.2 of Appendix D:

“Effective January 1, 2008, for purposes of determining the amount of a lump sum payment under Sections 7.5 and 8.2(e), the Applicable Morality Table and Applicable Interest Rate, as set forth in Exhibit I, as amended by this Twelfth Amendment, shall be utilized; and”

11.              Section 7.3 of Appendix D is amended, effective January 1, 2007, by the deletion of “90” or “ninety (90)” wherever the same shall appear therein and the substitution of “180” or “one hundred eighty (180)” in lieu thereof.

12.             Section 7.3 of Appendix D is amended, effective January 1, 2007, by the addition of the following sentence at the end thereof:

“Effective January 1, 2007, the notification provided to the Participant pursuant to this Section 7.3 who has the right to defer receipt of a distribution shall notify the Participant of the consequences of a failure to defer receipt of such a distribution.”

13.             The following three sentences are added to subparagraph (1) of paragraph (a) of Section 7.4 of Appendix D:

“Effective January 1, 2008, the joint and 75% survivor option with the Participant’s spouse as contingent annuitant shall be referred to as the qualified optional survivor annuity.  The notification provided to the Participant pursuant to Section 7.3 shall include information concerning terms and conditions of the qualified optional survivor annuity.  Effective January 1, 2007, the notification provided to the Participant pursuant to this Section 7.4 who has the right to defer receipt of a distribution shall notify the Participant of the consequences of a failure to defer receipt of such a distribution.”

14.             Except as hereinabove modified and amended, the Plan, as amended, shall remain in full force and effect.

This Amendment is effective as of the various dates specified herein.

CERTIFICATE

The undersigned hereby certifies that The Connecticut Water Company Employees' Retirement Plan, as amended and restated effective as of January 1, 1997, except as otherwise provided therein, was duly amended by the Board of Directors of The Connecticut Water Company by a Twelfth Amendment on  November 20, 2009, and the Plan, as so amended, is in full force and effect.

Date: November 23, 2009	By: /s/ Daniel J. Meaney Daniel J. Meaney Corporate Secretary